EXHIBIT 99.1

ICU Medical, Inc. Reports Court Order

SAN CLEMENTE, Calif., July 3, 2007 (PRIME NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that the United States District Court for the Central District of California on June 28, 2007 ordered ICU Medical, Inc. to pay Alaris Medical Systems, Inc. (now part of Cardinal Health, Inc.), $4.8 million of fees and costs, plus post judgment interest. The Court's decision was pursuant to a motion brought by Alaris for reimbursement of legal fees following dismissal of ICU Medical's claim of patent infringement against Alaris. ICU Medical intends to appeal the Court's judgment dismissing its claims in the patent case. Because the order is a judgment against ICU Medical and the outcome of the appeal is uncertain, ICU Medical will record a charge of $4.8 million in its financial statements for the quarter ended June 30, 2007.

CONTACT:  ICU Medical, Inc.
          Francis J. O'Brien, Chief Financial Officer
          (949) 366-2183

          Integrated Corporate Relations
          John F. Mills, Senior Managing Director
          (310) 954-1105